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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lam Research Corporation 1997 Stock Incentive Plan of our report dated July 29, 1996 with respect to the consolidated financial statements of Lam Research Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission, incorporated by reference in the Joint Proxy Statement/Prospectus included as part of the Company's Registration Statement (Form S-4) incorporated by reference herein.

                                              /s/ ERNST & YOUNG LLP

San Jose, California
August 5, 1997

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